UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2006 (January 20, 2006)

InfoTech USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22693 (Commission file number)	11-2889809 (IRS Employer Identification Number)
7 Kingsbridge Road, Fairfield, New Jersey 07004 (Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (973) 227-8772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On January 20, 2006, InfoTech USA, Inc. (the “Company”) notified Wells Fargo Business Credit, Inc. (“Wells Fargo”) that Sebastian Perez had resigned as Acting President and Chief Executive Officer of the Company and that Jonathan McKeage had been appointed President, Chief Executive Officer of the Company. Under the terms of the credit agreement with Wells Fargo, an event of default occurs upon any change in control of the Company, and the resignation of Mr. Perez as Acting President and Chief Executive Officer constitutes such a change of control. Wells Fargo agreed to waive the anticipated event of default and, on January 24, 2006, the Company and its subsidiaries entered into an amendment and waiver with Wells Fargo.

The foregoing description of the amendment and waiver is only a summary and is qualified in its entirety by the full text of the amendment and waiver, a copy of which has been filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoTech USA, Inc.

Date: January 25, 2006	By: /s/ J. Robert Patterson

J. Robert Patterson

Vice President, Chief Financial Officer, Secretary, Treasurer and Director

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment and Waiver, dated as of January 24, 2006, among InfoTech USA, Inc., the registrant, Information Technology Services, Inc. and Wells Fargo Business Credit, Inc.

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